SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2004

SUMMIT PROPERTIES PARTNERSHIP, L.P.

(Exact name of Registrant as specified in charter)

Delaware	000-22411	56-1857809

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

309 East Morehead Street, Suite 200, Charlotte, NC 28202
(Address of principal executive offices) (Zip code)

(704) 334-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Definitive Material Agreement
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 1.01 Entry into a Definitive Material Agreement

Summit Properties Inc. (“Summit”), Camden Property Trust (“Camden”) and Camden Sparks, Inc., a wholly owned subsidiary of Camden (“Camden Sparks”), entered into Amendment No. 1 to Agreement and Plan of Merger, dated as of October 6, 2004 (the “Amendment”), in order to clarify that, pursuant to Section 5.3(a) of the Agreement and Plan of Merger, dated as of October 4, 2004, by and among Summit, Camden and Camden Sparks (the “Merger Agreement”), from the execution of the Merger Agreement through the effective time of the merger, Camden may declare, set aside or pay a regular, quarterly cash dividend at a rate not in excess of $0.635 per Camden common share. Summit is the sole general partner of Summit Properties Partnership, L.P. (the “Operating Partnership”).

For additional information, reference is made to the Amendment, which is incorporated by reference herein as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit
Number	Title
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2004	SUMMIT PROPERTIES PARTNERSHIP, L.P. By: Summit Properties Inc., its General Partner
	By:	/s/ Steven R. LeBlanc
		Name:	Steven R. LeBlanc
		Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Title
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated October 6, 2004, by and among Summit Properties Inc., Camden Property Trust, and Camden Sparks, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of Summit Properties Inc. filed on October 7, 2004, File No. 001-12792).